UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 3, 2010

DineEquity, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 North Brand Boulevard, Glendale, California	91203
(Address of Principal Executive Offices)	(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Tender Offers

On September 10, 2010, DineEquity, Inc. (“DineEquity” or the “Company”) issued a press release announcing that it had commenced offers to purchase for cash (the “Tender Offers”) any and all of the outstanding principal amount of the Applebee’s Notes, the IHOP 2007-1 Notes and the IHOP 2007-3 Notes (each as defined below) and a related consent solicitation (the “Consent Solicitation”) to waive the provisions in the indenture and related documents governing the IHOP 2007-3 Notes (as defined below) which are substantially similar to those provisions waived pursuant to the IHOP Waiver (as defined below):

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(i) the Series 2007-1 Class A-2-II-A Fixed Rate Term Senior Notes due December 2037 and (ii) the Series 2007-1 Class A-2-II-X Fixed Rate Term Senior Notes due December 2037 (collectively, the “Applebee’s Notes”), each issued by Applebee’s Enterprises LLC, a Delaware limited liability company, Applebee’s IP LLC, a Delaware limited liability company, and certain other entities listed as co-issuers in the indenture governing the Applebee’s Notes (collectively, the “Applebee’s Issuers”); and

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(i) the Series 2007-1 Fixed Rate Term Notes due March 2037 (the “IHOP 2007-1 Notes”) and (ii) the Series 2007-3 Notes due December 2037 (the “IHOP 2007-3 Notes”), each issued by IHOP Franchising, LLC, a Delaware limited liability company, and IHOP IP, LLC, a Delaware limited liability company (collectively, the “IHOP Issuers” and, together with the Applebee’s Issuers, the “Issuers”).

DineEquity has entered into agreements with the holders of approximately $448,486,999 of the aggregate principal amount outstanding of the Applebee’s Notes, $63,000,000 of the aggregate principal amount outstanding of the IHOP 2007-1 Notes and $186,920,000 of the aggregate principal amount outstanding of the IHOP 2007-3 Notes, which represents approximately 46.5%, 36.0% and 76.3% of the aggregate principal amount outstanding of each such class or series of the notes, respectively, pursuant to which the holders of the notes have agreed, subject to certain conditions, to tender their respective notes and deliver their consents, as applicable, pursuant to the Tender Offers. The notes tendered pursuant to these agreements would satisfy the minimum tender condition set forth in the offer to purchase for each of the Applebee’s Notes and the IHOP 2007-1 Notes and the offer to purchase and consent solicitation statement for the IHOP 2007-3 Notes.

Following the consummation of the Tender Offers, in accordance with the timing set forth therein, DineEquity intends to redeem or prepay, as applicable, the Applebee’s Notes, the IHOP 2007-1 Notes and the IHOP 2007-3 Notes that are not purchased pursuant to the Tender Offers. In addition, following the consummation of the Tender Offers, in accordance with the timing set forth therein, DineEquity also intends to redeem or prepay, as applicable, all of the outstanding principal amount of (i) the Applebee’s Issuers’ Series 2007-1 Advance Notes, Class A-1-A and Series 2007-1 Advance Notes, Class A-1-X (collectively, the “Applebee’s Class A-1 Notes”) and (ii) the Series 2007-2 Variable Funding Notes due March 2037 issued by the IHOP Issuers (the “IHOP 2007-2 Notes”).

In addition, DineEquity has entered into an agreement, subject to the consummation of the Tender Offers, to purchase all of the outstanding Applebee’s Issuers’ Series 2007-1 Class M-1 Fixed Rate Term Subordinated Notes due December 2037 (the “Applebee’s Class M-1 Notes”), from the beneficial owner thereof, at a price equal to the greater of (i) $1,015 per $1,000 principal amount thereof and (ii) the total consideration paid for each $1,000 principal amount of the Applebee’s Notes pursuant to the tender offer with respect to the Applebee’s Notes, in each case plus accrued and unpaid interest. Following the consummation of the Tender Offers, and upon satisfaction of the other conditions set forth therein, DineEquity will purchase the Applebee’s Class M-1 Notes and surrender them to the Applebee’s Issuers for cancellation.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is herein incorporated by reference.

Waivers

In order to effect the Tender Offers and the Consent Solicitation and a proposed refinancing of the existing debt of DineEquity and its subsidiaries with new debt financing, the Company has received the following waivers:

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On September 3, 2010, Assured Guaranty Corp. (“Assured”), in its capacity as the Series Insurer and Series Controlling Party (as defined in the indenture governing the Applebee’s Notes) in respect of the Applebee’s Notes, executed a waiver with respect to (a) solely with respect to the incurrence of indebtedness described in clause (b) below, the provision set forth in Section 4.7(f) of the Series 2007-1 supplement to the indenture governing the Applebee’s Notes, requiring the Applebee’s Issuers to deliver written notice of a revocation of a scheduled Optional Prepayment (as defined therein) on the Applebee’s Notes to the Indenture Trustee, the Series Insurer, the rating agencies and the holders of the Applebee’s Notes no later than the fifth business day prior to the scheduled Optional Prepayment Date (as defined therein); provided, that the Applebee’s Issuers shall deliver written notice of any revocation of a scheduled Optional Prepayment at least one business day prior to the scheduled Optional Prepayment Date; and (b) the provisions set forth in Section 4.14 of the Servicing Agreement, dated as of November 29, 2007 (the “Applebee’s Servicing Agreement”), by and among the Applebee’s Issuers, Applebee’s Franchising LLC, Applebee’s Services, Inc., as the servicer (the “Applebee’s Servicer”), Applebee’s International, Inc., as the Guarantor, Assured, as the Series Insurer, and Wells Fargo Bank, National Association, not in its individual capacity, but solely in its capacity as the Indenture Trustee (the “Indenture Trustee”), limiting to $95 million the permitted amount of indebtedness that can be incurred by the Applebee’s Servicer, or any of its affiliates (other than the Securitization Entities (as defined in the indenture governing the Applebee’s Notes)) without the consent of the Series Controlling Party (as defined in the indenture governing the Applebee’s Notes) or notice to the rating agencies, subject to certain conditions, including the deposit of funds sufficient to pay the amount due on the Applebee’s Notes on the Optional Prepayment Date and certain other amounts to the applicable accounts established under the indenture governing the Applebee’s Notes for payments of such amounts on the Optional Prepayment Date (the “Applebee’s Waiver”); and

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On September 3, 2010, Financial Guaranty Insurance Company (“FGIC”), in its capacity as the Series Insurer and the Series Controlling Party (as defined in the indenture governing the IHOP Notes) with respect to the IHOP 2007-1 Notes and the IHOP 2007-2 Notes (collectively, the “IHOP Notes”), executed a waiver in favor of the IHOP Issuers, solely with respect to the IHOP Notes, with respect to (a) solely with respect to the incurrence of indebtedness described in clause (c) below, the provision set forth in Section 9.2(a) of the indenture governing the IHOP Notes, requiring the IHOP Issuers to have on deposit in the applicable Series Principal Payment Accounts (as defined therein), on the second business day immediately preceding the scheduled Optional Redemption Date (as defined therein), an amount not less than the Optional Redemption Amount (as defined therein) for purposes of the Optional Redemption (as defined therein), (b) solely with respect to the incurrence of indebtedness described in clause (c) below, the provision set forth in Section 9.4(c) of the indenture governing the IHOP Notes, requiring the IHOP Issuers to deliver written notice of a revocation of an Optional Redemption to the Indenture Trustee, FGIC and the IHOP Servicer (as defined below) no later than the fifth business day prior to the scheduled Optional Redemption Date and (c) the provisions set forth in (i) Section 4.15(a) of the Servicing Agreement, dated as of March 16, 2007 (as amended by the Amendment No. 1 thereto, dated November 28, 2007, the “IHOP Servicing Agreement”), by and among the IHOP Issuers, the Indenture Trustee, International House of Pancakes, LLC, as the servicer (the “IHOP Servicer”), and the other parties identified therein, and (ii) Section 3.3(a) of the Guaranty, dated as of March 16, 2007 (as amended by the Amendment No. 1 thereto, dated November 28, 2007, the “Guaranty”) by the Company (formerly IHOP Corp.), as the guarantor, in favor of IHOP Holdings LLC, that in each case limit the permitted amount of indebtedness that can be incurred by the Company, the IHOP Servicer, Applebee’s International, Inc., or their respective affiliates (other than the Securitization Entities (as defined in the indenture governing the IHOP Notes)) to $95 million, subject to certain conditions, including the deposit of funds sufficient to pay the Optional Redemption Amount with respect to the IHOP Notes and certain other amounts to the applicable accounts established under the indenture governing the IHOP Notes for payments of such amounts on the Optional Redemption Date (the “IHOP Waiver”).

On the Optional Redemption Date and the Optional Prepayment Date, as the case may be, immediately upon payment of all amounts due under the Notes, the applicable insurance agreements and certain other amounts, each of the Issuers will deliver to the applicable trustee a written order directing such trustee to surrender the insurance policies relating to the IHOP 2007-1 Notes, the IHOP 2007-2 Notes, the insured classes of the Applebee’s Notes, the Applebee’s Class M-1 Notes and the Applebee’s Class A-1 Notes to the applicable series insurer for cancellation.

The foregoing summary of each of the Applebee’s Waiver and the IHOP Waiver does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such documents that are filed as Exhibit 99.2 and Exhibit 99.3, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

For a complete description of the terms and conditions of: (i) the Applebee’s Servicing Agreement, please refer to the Applebee’s Servicing Agreement filed as Exhibit 10.29 to the Company’s Form 10-K for the year ended December 31, 2007, previously filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2008; (ii) the indenture governing the Applebee’s Notes, please refer to the Series 2007-1 Supplement to the Base Indenture, filed as Exhibit 4.22 to the Company’s Form 10-K for the year ended December 31, 2007, previously filed with the SEC on February 28, 2008; (iii) the IHOP Servicing Agreement, please refer to (a) the IHOP Servicing Agreement, filed as Exhibit 4.2 to the Company’s Form 10-Q for the quarterly period ended March 31, 2007, previously filed with the SEC on May 9, 2007, and (b) Amendment No. 1 to the IHOP Servicing Agreement, filed as Exhibit 10.17 to the Company’s Form 10-K for the year ended December 31, 2007, previously filed with the SEC on February 28, 2008; (iv) the Guaranty, please refer to the Guaranty, filed as Exhibit 4.4 to the Company’s Form 10-Q for the quarterly period ended March 31, 2007, previously filed with the SEC on May 9, 2007; and (v) the indenture governing the IHOP Notes, please refer to the Base Indenture, filed as Exhibit 4.1 to the Company’s Form 10-Q for the quarterly period ended March 31, 2007, previously filed with the SEC on May 9, 2007.

Press Release

On September 10, 2010, the Company issued a press release announcing a proposed private offering of senior notes. A copy of the press release is attached as Exhibit 99.4 to this Current Report on Form 8-K and is herein incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

99.1	Press release dated September 10, 2010, re Tender Offers.

99.2	Waiver relating to the Applebee’s Notes, dated September 3, 2010.

99.3	Waiver relating to the IHOP Series 2007-1 and IHOP Series 2007-2 Notes, dated September 3, 2010.

99.4	Press release dated September 10, 2010, re Proposed Private Offering of Senior Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2010

DineEquity, Inc.

By:	/s/ John F. Tierney
	Name:	John F. Tierney
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated September 10, 2010, re Tender Offers.

99.2	Waiver relating to the Applebee’s Notes, dated September 3, 2010.

99.3	Waiver relating to the IHOP Series 2007-1 and IHOP Series 2007-2 Notes, dated September 3, 2010.

99.4	Press release dated September 10, 2010, re Proposed Private Offering of Senior Notes.